Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

KBW, Inc. Announces 2009 Fourth Quarter and Full-Year Results

New York, NY – February 18, 2010 – KBW, Inc. (NYSE: KBW), a full-service investment bank that specializes in the financial services sector, today announced non-GAAP operating net income of $5.3 million, or $0.15 per diluted share, for the quarter ended December 31, 2009.  This compares to a non-GAAP operating net loss of $20.2 million, or $0.65 per diluted share for the corresponding quarter in 2008 and operating net income of $13.4 million, or $0.37 per diluted share for the third quarter of 2009.  Non-GAAP operating net income for the year ended December 31, 2009 was $29.1 million, or $0.81 per diluted share.  This compares to a non-GAAP operating net loss of $55.3 million, or $1.79 per diluted share for 2008.  See “Non-GAAP Financial Measures” below for a reconciliation of our non-GAAP operating results to our GAAP results.  GAAP net income was $3.8 million, or $0.11 per diluted share, for the quarter ended December 31, 2009 and $23.6 million, or $0.66 per diluted share, for the year ended December 31, 2009.  This compares to net losses of $22.1 million, or $0.71 per diluted share, for the quarter ended December 31, 2008 and $62.3 million, or $2.02 per diluted share, for the year ended December 31, 2008. GAAP net income for the third quarter of 2009 was $11.9 million, or $0.33 per diluted share.

John G. Duffy, Chairman and Chief Executive Officer, said “I am pleased to note that our results for 2009 reflect record levels for equity capital markets and fixed income revenues. Our quarterly results were impacted by the typical year-end slow down which began earlier than usual in the fourth quarter.”

“We believe that our market share in many business areas has improved during the year and we are well positioned to continue to assist in the recapitalization and restructuring of the banking sector.  We have continued to work on expanding our presence in the equity REIT sector and on our expansion into Asia and hope to be fully operational there in the first quarter of 2010.”

Highlights for the quarter ended December 31, 2009 include:

•
Investment banking revenue was $33.5 million compared to $27.3 million for the fourth quarter of 2008, an increase of $6.2 million, or 22.8% on higher equity capital markets revenue from increased transactions in the 2009 quarter. Compared to the third quarter of 2009, total investment banking revenue decreased $24.3 million, or 42.0%, primarily driven by the lower number of equity capital market transactions compared to the record number completed in the third quarter of 2009.

•
Principal transactions, net revenue was $12.2 million, a substantial improvement from the negative revenues of $30.0 for the fourth quarter of 2008. Compared to the third quarter of 2009 total of $23.7 million, principal transactions, net revenue decreased $11.4 million, or 48.3%, primarily due to reduced levels of customer activity in fixed income securities trading.

•
The operating compensation and benefits ratio of 55.8% on a non-GAAP basis (GAAP compensation and benefits expense adjusted for the 2006 initial public offering restricted stock awards amortization) resulted in an expense of $48.6 million, a decrease of 31.7% compared to $71.1 million for the third quarter of 2009, primarily reflecting lower revenues. GAAP compensation and benefits expense was $51.2 million, a decrease of 30.6% compared to $73.8 million for the third quarter of 2009.

•
Non-compensation expenses were $30.2 million, an increase of $2.9 million, or 10.5%, compared to $27.3 million for the third quarter of 2009, due to an increase in other expense, primarily higher professional fees.

•	As of December 31, 2009, stockholders’ equity, which was all tangible, amounted to $449.1 million and preliminary book value per share was $14.60.

Highlights for the year ended December 31, 2009 include:

•
Investment banking revenue was $160.4 million reflecting record equity capital markets transaction revenue of $125.4 million, offset by lower M&A and advisory fees, compared to $163.7 million for 2008.

•
Principal transactions, net revenue was $63.6 million compared to a loss of $143.0 million for 2008. The return to a net gain in 2009 reflects the strong results of our customer fixed income business, the absence of significant negative valuation adjustments on certain financial instruments owned and the improved equity trading environment, compared to 2008.

•
Commissions revenue was $142.0 million compared to a record $192.8 million for 2008, a decrease of 26.3%. The 2008 commissions revenue reflected exceptional volatility in the equity markets during the height of the financial crisis.

•
Operating compensation and benefits expense on a non-GAAP basis was $226.1 million compared to $214.9 million for 2008.  The 2009 non-GAAP operating compensation ratio was 58.4%.  GAAP compensation and benefits expense was $236.2 million, an increase of 4.4%, compared to $226.3 million for 2008.

•	Non-compensation expenses were $108.1 million, a decrease of $9.8 million, or 8.3%, compared to $117.9 million for 2008, primarily due to a decrease in brokerage and clearance expense.

KBW, Inc. expects to file its annual report on Form 10-K with the U.S. Securities and Exchange Commission on or about March 1, 2010.

Conference Call
A conference call with management discussion of financial results for the fourth quarter and year ended December 31, 2009 will be held today at 9:00 a.m. eastern time, and can be accessed at (866) 804-6926 within U.S. and Canada)/(857) 350-1672 (International) (Code: 11259532). A replay of the call will be available approximately two hours post-call at (888) 286-8010  (within U.S. and Canada)/(617) 801-6888  (International) (Code: 78190204). A live audio webcast and delayed replay will also be available for seven days under "Investor Relations" at http://www.kbw.com.

About KBW
KBW, Inc. through its subsidiaries Keefe, Bruyette & Woods, Inc., Keefe, Bruyette & Woods Limited and KBW Asset Management, Inc. is a full service investment bank specializing in the financial services industry.

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements.  In some cases, you can identify these statements by words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, the negative of these terms and other comparable terminology.  Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.  These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  These factors include, but are not limited to, those discussed under the caption “Risk Factors” in our annual report on Form 10-K , which is available at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

KBW, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended			Year Ended
	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2009	2009	2008	2009	2008
Revenues:
Investment banking	$33,492	$57,785	$27,282	$160,450	$163,664
Commissions	33,549	36,595	39,858	142,015	192,752
Principal transactions, net	12,240	23,675	(29,989)	63,611	(142,962)
Interest and dividend income	4,094	2,655	4,336	10,524	24,687
Investment advisory fees	1,852	341	382	2,826	1,197
Other	1,917	1,588	690	7,728	2,879

Total revenues	87,144	122,639	42,559	387,154	242,217

Expenses:
Compensation and benefits	51,194	73,819	49,060	236,159	226,311
Occupancy and equipment	5,471	5,567	5,252	21,639	19,831
Communications and data processing	7,163	7,399	7,111	28,464	27,743
Brokerage and clearance	4,780	4,939	5,165	17,203	24,244
Business development	3,656	4,427	3,144	14,328	16,115
Interest	790	135	488	1,151	4,603
Other	8,294	4,829	8,002	25,352	25,375
Non-compensation expenses	30,154	27,296	29,162	108,137	117,911
Total expenses	81,348	101,115	78,222	344,296	344,222
Income / (loss) before income taxes	5,796	21,524	(35,663)	42,858	(102,005)
Income tax expense / (benefit)	2,025	9,630	(13,551)	19,251	(39,656)
Net income / (loss)	$3,771	$11,894	$(22,112)	$23,607	$(62,349)

Earnings per share*:
Basic	$0.11	$0.33	$(0.71)	$0.66	$(2.02)
Diluted	$0.11	$0.33	$(0.71)	$0.66	$(2.02)

Weighted average number of common
shares outstanding*:
Basic	31,619,722	31,410,337	31,021,496	31,448,074	30,838,361
Diluted	31,619,722	31,410,337	31,021,496	31,448,074	30,838,361

*
Unvested share-based payment awards that have non-forfeitable rights to dividends or dividend equivalents are treated as a separate class of securities in calculating earnings per share.  The impact to basic earnings per share for the three months and year ended December 31, 2009 and for the three months ended September 30, 2009 was a reduction of $0.01, $0.09 and $0.05 per share, respectively. The impact to diluted earnings per share for the three months and year ended December 31, 2009 and for the three months ended September 30, 2009 was a reduction of nil, $0.05 and $0.03 per share, respectively. Basic and diluted common shares outstanding are equal for each respective period as the inclusion of incremental participating securities would be anti-dilutive. There was no impact on basic or diluted earnings per share amounts for the three months and year ended December 31, 2008.

Non-GAAP Financial Measures

We have reported in this press release our compensation and benefits expense, income / (loss) before income taxes, income tax expense / (benefit), net income / (loss), compensation ratio and basic and diluted earnings per share on a non-GAAP basis for the three months and years ended December 31, 2009 and 2008 and three months ended September 30, 2009.  The non-GAAP amounts exclude compensation expense related to the amortization of IPO restricted stock awards granted in November 2006.  Our management utilizes these non-GAAP calculations in understanding and analyzing our financial results.  Our management believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate meaningful comparison of our results in the current period to those in prior periods and future periods. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that our GAAP measures of compensation and benefits expense, income / (loss) before income taxes, income tax expense / (benefit), net income / (loss), compensation ratio and basic and diluted earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

We expect to grant restricted stock awards and other share-based compensation in the future. We do not expect to make any such substantial grants to employees outside of our regular compensation and hiring process, as we did when we granted the restricted stock awards in connection with our IPO.

The following provides details with respect to reconciling compensation and benefits expense, income / (loss) before income taxes, income tax expense / (benefit), net income / (loss), compensation ratio and basic and diluted earnings per share on a GAAP basis for the three months and years ended December 31, 2009 and 2008 and three months ended September 30, 2009 to the aforementioned captions on a non-GAAP basis.

	GAAP	Reconciliation		Non-GAAP
	(dollars in thousands, except per share information)
Three Months Ended December 31, 2009:
Compensation and benefits expense	$51,194	$(2,610)	(a)	$48,584
Income before income taxes	$5,796	$2,610	(a)	$8,406
Income tax expense	$2,025	$1,058	(b)	$3,083
Net income	$3,771	$1,552	(c)	$5,323
Compensation ratio (d)	58.7%			55.8%

Earnings per share (e):
Basic	$0.11	$0.04		$0.15
Diluted	$0.11	$0.04		$0.15

Weighted average number of
common shares outstanding (e):
Basic	31,619,722	-	(f)	31,619,722
Diluted	31,619,722	-	(f)	31,619,722

Three Months Ended September 30, 2009:
Compensation and benefits expense	$73,819	$(2,689)	(a)	$71,130
Income before income taxes	$21,524	$2,689	(a)	$24,213
Income tax expense	$9,630	$1,136	(b)	$10,766
Net income	$11,894	$1,553	(c)	$13,447
Compensation ratio (d)	60.2%			58.0%

Earnings per share (e):
Basic	$0.33	$0.04		$0.37
Diluted	$0.33	$0.04		$0.37

Weighted average number of
common shares outstanding (e):
Basic	31,410,337	-	(f)	31,410,337
Diluted	31,410,337	-	(f)	31,410,337

Three Months Ended December 31, 2008:
Compensation and benefits expense	$49,060	$(3,067)	(a)	$45,993
Loss before income taxes	$(35,663)	$3,067	(a)	$(32,596)
Income tax benefit	$(13,551)	$1,153	(b)	$(12,398)
Net loss	$(22,112)	$1,914	(c)	$(20,198)
Compensation ratio (d)	115.3%			108.1%

Earnings per share (e):
Basic	$(0.71)	$0.06		$(0.65)
Diluted	$(0.71)	$0.06		$(0.65)

Weighted average number of
common shares outstanding (e):
Basic	31,021,496	-	(f)	31,021,496
Diluted	31,021,496	-	(f)	31,021,496

Year Ended December 31, 2009:
Compensation and benefits expense	$236,159	(10,022)	(a)	$226,137
Income before income taxes	$42,858	10,022	(a)	$52,880
Income tax expense	$19,251	4,502	(b)	$23,753
Net income	$23,607	5,520	(c)	$29,127
Compensation ratio (d)	61.0%			58.4%

Earnings per share (e):
Basic	$0.66	0.15		$0.81
Diluted	$0.66	0.15		$0.81

Weighted average number of
common shares outstanding (e):
Basic	31,448,074	-	(f)	31,448,074
Diluted	31,448,074	-	(f)	31,448,074

Year Ended December 31, 2008:
Compensation and benefits expense	$226,311	(11,456)	(a)	$214,855
Loss before income taxes	$(102,005)	11,456	(a)	$(90,549)
Income tax benefit	$(39,656)	4,454	(b)	$(35,202)
Net loss	$(62,349)	7,002	(c)	$(55,347)
Compensation ratio (d)	93.4%			88.7%

Earnings per share (e):
Basic	$(2.02)	0.23		$(1.79)
Diluted	$(2.02)	0.23		$(1.79)

Weighted average number of
common shares outstanding (e):
Basic	30,838,361	-	(f)	30,838,361
Diluted	30,838,361	-	(f)	30,838,361

(a)	The non-GAAP adjustment represents the pre-tax expense with respect to the amortization of the IPO restricted stock awards granted to employees in November 2006.
(b)
The non-GAAP adjustment with respect to income tax expense / (benefit) represents the elimination of the tax expense / (benefit) resulting from the amortization of the IPO restricted stock awards in the period.

(c)	The non-GAAP adjustment with respect to net income / (loss) was the after-tax amortization of the IPO restricted stock awards in the period.
(d)	Compensation ratios were calculated by dividing compensation and benefits expense by total revenues in each respective period.
(e)	Basic and diluted common shares outstanding are equal for each respective period as the inclusion of incremental participating securities was anti-dilutive.
(f)	Both the basic and diluted weighted average number of common shares outstanding were not adjusted.

Further information regarding these non-GAAP financial measures is included in our annual report on Form 10-K, which is available to the public at the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov and at our website at http://www.kbw.com. You may also read and copy this report at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Contacts

Investors:
KBW Investor Relations
Alan Oshiki, 866-529-2339
or
Media:
Intermarket Communications
Neil Shapiro, 212-754-5423

Source: KBW, Inc.